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                                                                     EXHIBIT 11

                  MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                 (UNAUDITED)

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                                                               THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                    JUNE 30,                      JUNE 30,
                                                          ----------------------------------------------------------
  in thousands, except share and per share data               1998           1997            1998            1997
====================================================================================================================
  BASIC EARNINGS PER SHARE:
   Net income                                             $      733      $      589      $      120      $    1,066

   Weighted average common shares outstanding              6,195,229       5,770,681       6,153,296       5,765,558
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   Net income per common share                            $     0.12      $     0.10      $     0.02      $     0.18
====================================================================================================================

DILUTED EARNINGS PER SHARE:
   Net income                                             $      733      $      589      $      120      $    1,066

   Weighted average common shares outstanding              6,195,229       5,770,681       6,153,296       5,765,558
   Effect of stock options                                   122,461          58,097          58,184         111,559
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     Adjusted shares outstanding                           6,317,690       5,828,778       6,211,480       5,877,117
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   Net income per common share                            $     0.12      $     0.10      $     0.02      $     0.18
====================================================================================================================
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